The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated May 13, 2015.

PRELIMINARY PRICING SUPPLEMENT No. U1247ABC Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-202913 and 333-180300-03 Dated May 13, 2015
Credit Suisse AG Trigger Phoenix Autocallable Optimization Securities
$  Linked to the Ordinary Shares of ArcelorMittal due on or about May 21, 2020
$  Linked to the Common Stock of Merck & Co., Inc. due on or about May 21, 2020
$  Linked to the Common Stock of Best Buy Co., Inc. due on or about May 21, 2020
Investment Description
This pricing supplement describes three separate offerings of Trigger Phoenix Autocallable Optimization Securities (each, the “Securities”) each of which is a senior unsecured obligation of Credit Suisse AG, acting through one of its branches (“Credit Suisse” or the “Issuer”) linked to the performance of the common stock (each, the “Underlying”) of a specific underlying issuer (each, the “Reference Share Issuer”). With respect to each issuance of the Securities, Credit Suisse will pay you a monthly Contingent Coupon payment if on an Observation Date (including the Final Valuation Date) the closing level of the applicable Underlying is equal to or greater than the Coupon Barrier. Otherwise, no Contingent Coupon will be payable with respect to that Observation Date. Credit Suisse will automatically call the Securities prior to maturity if on any Observation Date (monthly, beginning after one year) the closing level of the applicable Underlying is equal to or greater than the Initial Level.  If the Securities are called, Credit Suisse will pay you the principal amount of your Securities plus the Contingent Coupon payable on the Coupon Payment Date immediately following that Observation Date (the “Automatic Call Date”), and no further amounts will be owed to you under the Securities. If the Securities are not called prior to maturity and a Trigger Event does not occur, Credit Suisse will pay you a cash payment at maturity equal to the principal amount of your Securities.  If the Securities are not called prior to maturity and a Trigger Event occurs, Credit Suisse will pay you less than the full principal amount of your Securities, if anything, resulting in a loss on your principal that is proportionate to the depreciation of the applicable Underlying.  In that case, you will lose a substantial portion and possibly all of your investment. A Trigger Event will be deemed to have occurred if the Final Level is less than the Trigger Level. Investing in the Securities involves significant risks. Higher contingent coupon rates are generally associated with a greater risk of loss. You may lose some or all of your investment if the Securities are not called and a Trigger Event occurs. The Trigger Level is observed only on the Final Valuation Date and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the ability of Credit Suisse to pay its obligations as they become due. If Credit Suisse were to default on its obligations, you may not receive any amounts owed to you under the Securities.
Features	Key Dates*
☐   Automatically Callable — If on any Observation Date (monthly, beginning after one year) the closing level of the applicable Underlying is equal to or greater than the Initial Level, Credit Suisse will automatically call the Securities and pay you the principal amount of your Securities plus the Contingent Coupon payable for that month on the Coupon Payment Date immediately following that Observation Date, and no further payments will be made on the Securities. If the Securities are not called, investors may be exposed to any depreciation of the applicable Underlying at maturity.

☐  Contingent Repayment of Principal Amount at Maturity — If the Securities have not been called and a Trigger Event has not occurred, Credit Suisse will pay you the full principal amount of your Securities at maturity. If a Trigger Event occurs, Credit Suisse will pay you less than your principal amount, if anything, resulting in a loss of your principal that will be proportionate to the full depreciation of the applicable Underlying.  The Trigger Level is observed on the Final Valuation Date and the contingent repayment of your principal applies only at maturity. Any payment on the Securities, including any repayment of principal, is subject to the ability of Credit Suisse to pay its obligations as they become due.

☐  Contingent Coupon —  Subject to Automatic Call, Credit Suisse will pay you a monthly Contingent Coupon payment if on an Observation Date the closing level of the applicable Underlying is equal to or greater than the Coupon Barrier. Otherwise, no coupon will be paid for that month.
	Trade Date* Settlement Date* Observation Dates** Final Valuation Date** Maturity Date**	May 15, 2015 May 20, 2015 Monthly (callable after 1 year) (see page 4) May 15, 2020 May 21, 2020
*    Expected.  See page 4 for additional details.
**  Subject to postponement as set forth in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO PAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN EXPOSE YOUR INVESTMENT TO THE FULL DEPRECIATION OF THE APPLICABLE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF CREDIT SUISSE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.  YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 8 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-3 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY EXCHANGE.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Security Offering
These preliminary terms relate to three separate Security offerings, each of which is linked to a different Underlying. Each has a different Contingent Coupon Rate as set forth below and a different Initial Level, Coupon Barrier and Trigger Level, all of which will be set on the Trade Date. For each offering of the Securities, the Trigger Level and Coupon Barrier will be set to the same percentage for each of the Underlyings. The performance of each Security offering will not depend on the performance of any other Security offering. The Securities are offered at a minimum investment of 100 Securities at $10.00 per Security (representing a $1,000 investment), and integral multiples of $10.00 in excess thereof.
Underlyings	Ticker	Contingent Coupon Rate	Initial Level	Trigger Level	Coupon Barrier	CUSIP	ISIN
Ordinary shares of ArcelorMittal	MT UN <Equity>	8.35% per annum		$50% to 55% of the Initial Level	50% to 55% of the Initial Level	22548F109	US22548F1093
Common stock of Merck & Co., Inc.	MRK UN <Equity>	7.00% per annum		$79% to 84% of the Initial Level	79% to 84% of the Initial Level	22548F125	US22548F1259
Common stock of Best Buy Co., Inc.	BBY UN <Equity>	8.00% per annum		$54% to 59% of the Initial Level	54% to 59% of the Initial Level	22548F133	US22548F1333
Credit Suisse currently estimates the value of each $10.00 principal amount of the Securities on the Trade Date for each offering of the Securities will be between $9.40 and $9.70 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the Securities (our “internal funding rate”)). These ranges of estimated values reflect terms that are not yet fixed. Single estimated values reflecting final terms will be determined on the Trade Date. See “Key Risks” in this pricing supplement.
See “Additional Information about Credit Suisse and the Securities” on page 2. The Securities will have the terms set forth in the accompanying product supplement, prospectus supplement and prospectus and this pricing supplement.
The Securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.
Offering of Securities	Price to Public		Underwriting Discount and Commissions(1)		Proceeds to Credit Suisse AG
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the ordinary shares of ArcelorMittal	$•	$10.00	$•	$0.25	$•	$9.75
Securities linked to the common stock of Merck & Co., Inc.	$•	$10.00	$•	$0.25	$•	$9.75
Securities linked to the common stock of Best Buy Co., Inc.	$•	$10.00	$•	$0.25	$•	$9.75
(1) UBS Financial Services Inc., which we refer to as UBS, will act as distributor for the Securities. The distributor will receive a fee from Credit Suisse or one of our affiliates of $0.25 per $10.00 principal amount of Securities for each offering of the Securities. For more detailed information, please see “Supplemental Plan of Distribution” on the last page of this pricing supplement.

UBS Financial Services Inc.

Additional Information about Credit Suisse and the Securities
You should read this pricing supplement together with the product supplement dated May 4, 2015, the prospectus supplement dated May 4, 2015 and the prospectus dated May 4, 2015. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement No. I dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000095010315003534/dp55815_424b2-psno1.htm

♦	Prospectus supplement and Prospectus dated May 4, 2015:

http://www.sec.gov/Archives/edgar/data/1053092/000104746915004333/a2224570z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse.

The Securities are senior unsecured obligations of Credit Suisse and will rank pari passu with all of our other senior unsecured obligations.

In the event the terms of the Securities described in this pricing supplement differs from, or is inconsistent with, the terms described in the product supplement or prospectus supplement, the terms described in this pricing supplement will control.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the Securities involve risks not associated with conventional debt Securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

You may revoke your offer to purchase the Securities at any time prior to the time at which we accept such offer on the date the Securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the Securities prior to their issuance. In the event of any changes to the terms of the Securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Investor Suitability
The Securities may be suitable for you if:	The Securities may not be suitable for you if:

♦    You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may be exposed to any depreciation of the applicable Underlying.

♦     You believe the closing level of the applicable Underlying will be equal to or greater than the Coupon Barrier on each of the Observation Dates, and you believe a Trigger Event will not occur, meaning the Underlying will close at or above the Trigger Level on the Final Valuation Date.

♦     You understand and accept that you will not participate in any appreciation in the level of the applicable Underlying, which may be significant, and that your potential return is limited to the Contingent Coupon payments, if any, that are based on the contingent coupon rate listed on the cover hereof.

♦     You would be willing to invest in the Securities if the Trigger Level and Coupon Barrier were set equal to the top of the range indicated on the cover hereof (the actual Trigger Level and Coupon Barrier will be set on the Trade Date).

♦     You are willing to forgo any dividends paid on the Underlyings.

♦     You do not seek guaranteed current income from your investment.

♦     You are willing to invest in securities that are subject to potential Automatic Call after one year, and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

♦     You seek an investment with exposure to one Reference Share Issuer and that is not diversified among a basket or index of Reference Share Issuers.

♦     You are willing to assume the credit risk of Credit Suisse for all payments under the Securities, and understand that the payment of any amount due on the Securities is subject to the credit risk of Credit Suisse.

♦     You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦     You seek an investment designed to provide a full return of principal at maturity.

♦     You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may be exposed to any depreciation of the applicable Underlying.

♦     You believe that the applicable Underlying will close below the Coupon Barrier on the Observation Dates or you believe a Trigger Event will occur, meaning the closing level of the applicable Underlying will be below the Trigger Level on the Final Valuation Date.

♦     You seek an investment that participates in the full appreciation in the level of the applicable Underlying, and whose return is not limited to the Contingent Coupon payments, if any, that are based on the contingent coupon rate listed on the cover hereof.

♦     You would not be willing to invest in the Securities if the Trigger Level and Coupon Barrier were set equal to the top of the range indicated on the cover hereof (the actual Trigger Level and Coupon Barrier will be set on the Trade Date).

♦     You seek guaranteed current income from your investment.

♦     You prefer to receive the dividends paid on the Underlyings.

♦     You are unable or unwilling to hold securities that are subject to potential Automatic Call after one year or are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market for the Securities.

♦     You do not seek an investment with exposure to one Reference Share Issuer and that is not diversified among a basket or index of Reference Share Issuers.

♦     You are unwilling to assume the credit risk of Credit Suisse for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page 8 of this pricing supplement for risks related to an investment in the Securities.

Indicative Terms

Issuer	Credit Suisse AG (“Credit Suisse”), acting through its London Branch.
Principal Amount	$10.00 per Security
Term(1)
Approximately 5 years, unless called earlier. In the event that we make any change to the expected Trade Date and Settlement Date, the calculation agent may adjust (i) the Observation Dates to ensure that the term between each Observation Date remains the same and/or (ii) the Final Valuation Date and Maturity Date to ensure that the stated term of the Securities remains the same.

Underlyings
Ordinary shares of ArcelorMittal
Common stock of Merck & Co., Inc.
Common stock of Best Buy Co., Inc.

This pricing supplement describes three separate offerings of Securities, each of which provides returns based on the performance of the applicable Underlying of a specific Reference Share Issuer.

Contingent Coupon
If on any Observation Date the closing level of the applicable Underlying is equal to or greater than the Coupon Barrier, Credit Suisse will pay you the Contingent Coupon applicable to such Observation Date.
If on any Observation Date the closing level of the applicable Underlying is less than the Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not accrue or be payable and you will not be entitled to receive any payment on the relevant Coupon Payment Date.
Contingent Coupons will be calculated on a 30/360 basis from and including the Settlement Date to and excluding the earlier of the Automatic Call Date and the Maturity Date, as applicable.  The table below sets forth the Contingent Coupon amount (based on the Contingent Coupon Rates of (i) 8.35% per annum for Securities linked to the ordinary shares of ArcelorMittal, (ii) 7.00% per annum for Securities linked to the common stock of Merck & Co., Inc. and (iii) 8.00% per annum for Securities linked to the common stock of Best Buy Co., Inc.) that would be applicable to each Observation Date on which the closing level of the applicable Underlying is greater than or equal to the Coupon Barrier.

Contingent Coupon (per Security)
	ArcelorMittal	Approximately $0.0696
	Merck & Co., Inc.	Approximately $0.0583
	Best Buy Co., Inc.	Approximately $0.0667

Contingent Coupon payments on the Securities are not guaranteed. Credit Suisse will not pay you the Contingent Coupon for any Observation Date on which the closing level of the applicable Underlying is less than the Coupon Barrier.

Trigger Event
A Trigger Event will occur if the Final Level is less than the Trigger Level.
In this case, you will be fully exposed to any depreciation in the level of the applicable Underlying from the Trade Date to the Final Valuation Date.

Contingent Coupon Rate
The Contingent Coupon rate is (i) 8.35% per annum for Securities linked to the ordinary shares of ArcelorMittal, (ii) 7.00% per annum for Securities linked to the common stock of Merck & Co., Inc. and (iii) 8.00% per annum for Securities linked to the common stock of Best Buy Co., Inc.

Automatic Call Feature
The Securities will be automatically called if on any Observation Date after one year the closing level of the applicable Underlying (monthly, beginning May 16, 2016) is equal to or greater than the Initial Level.
If the Securities are called on any Observation Date after one year (monthly, beginning May 16, 2016), on the Coupon Payment Date immediately following the relevant Observation Date (the “Automatic Call Date”), Credit Suisse will pay you a cash payment per Security equal to your principal amount plus the Contingent Coupon payable on that Coupon Payment Date.  No further amounts will be owed to you under the Securities.
The Securities will not be subject to an Automatic Call on an Observation Date (monthly, beginning May 16, 2016) if the closing level of the applicable Underlying on such Observation Date is below the Initial Level.

Payment at Maturity (per Security)
If the Securities are not called and a Trigger Event does not occur, on the Maturity Date Credit Suisse will pay you a cash payment per Security equal to $10.00.
If the Securities are not called and a Trigger Event occurs, on the Maturity Date, Credit Suisse will pay you less than the principal amount of your Securities, if anything, resulting in a loss on your initial investment that is proportionate to the Underlying Return of the applicable Underlying, for an amount equal to:
$10.00 + ($10.00 × Underlying Return of the applicable Underlying)
You will lose some or all of your principal amount if the Securities are not called and a Trigger Event occurs.

(1)Subject to the market disruption event provisions set forth in the accompanying product supplement under “Description of the Securities—Market disruption events” and herein under “Market Disruption Events.”

Indicative Terms

Underlying Return	Final Level – Initial Level Initial Level
Trigger Level
A percentage of the Initial Level, as specified on the first page of this pricing supplement. The actual Trigger Level will be set on the Trade Date to the same percentage as the Coupon Barrier for each Security.

Coupon Barrier
A percentage of the Initial Level, as specified on the first page of this pricing supplement. The actual Coupon Barrier will be set on the Trade Date to the same percentage as the Trigger Level for the each Security.

Initial Level
The closing level of the applicable Underlying on the Trade Date.  In the event that the closing level for any Underlying is not available on the Trade Date, the Initial Level for such Underlying will be determined on the immediately following trading day on which a closing level is available.

Final Level	The closing level of the applicable Underlying on the Final Valuation Date, as determined by the calculation agent.
Observation Dates
The first Observation Date will occur on or about June 15, 2015; Observation Dates will occur monthly thereafter as listed in the “Observation Dates/Coupon Payment Dates” section below.  The final Observation Date, May 15, 2020, will be the “Final Valuation Date.”

Coupon Payment Dates
The first Coupon Payment Date will occur on June 17, 2015; Coupon Payment Dates will occur monthly thereafter as listed in the “Observation Dates/Coupon Payment Dates” section below, except that the Coupon Payment Date for the Final Valuation Date is the Maturity Date.

Supplemental Terms of the Securities

For purposes of the Securities offered by this pricing supplement, all references to each of the following defined terms used in the accompanying product supplement will be deemed to refer to the corresponding defined term used in this pricing supplement, as set forth in the table below:

Product Supplement Defined Term	Pricing Supplement Defined Term
Knock-In Level	Trigger Level
Knock-In Event	Trigger Event
Valuation Date	Final Valuation Date

Investment Timeline

Trade Date	The Initial Level is observed, and the Trigger Level and Coupon Barrier for each Underlying are determined.

Monthly, including the Final Valuation Date (callable after 1 year)
If on any Observation Date the closing level of the applicable Underlying is equal to or greater than the Coupon Barrier, Credit Suisse will pay you a Contingent Coupon on the applicable Coupon Payment Date.

The Securities will be called if on any Observation Date on or after May 16, 2016 the closing level of the applicable Underlying is equal to or greater than the Initial Level. If the Securities are called, Credit Suisse will pay you a cash payment per Security equal to $10.00 plus the Contingent Coupon payable on the Automatic Call Date.

Maturity Date
The Final Level is observed on the Final Valuation Date.

If the Securities have not been called and a Trigger Event has not occurred, on the Maturity Date, Credit Suisse will pay you a cash payment per Security equal to $10.00.

If the Securities have not been called and a Trigger Event has occurred, Credit Suisse will pay you less than the principal amount of your Securities, if anything, resulting in a loss on your initial investment proportionate to the depreciation of the applicable Underlying, for an amount equal to:

$10.00 + ($10.00 × Underlying Return of the applicable Underlying)
per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY  PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO CREDIT SUISSE’S ABILITY TO PAY ITS OBLIGATIONS AS THEY BECOME DUE. IF CREDIT SUISSE WERE TO DEFAULT ON ITS OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES.

Observation Dates(1) and Coupon Payment Dates(2)(3)
Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
June 15, 2015*	June 17, 2015*	February 15, 2017	February 17, 2017	October 15, 2018	October 17, 2018
July 15, 2015*	July 17, 2015*	March 15, 2017	March 17, 2017	November 15, 2018	November 19, 2018
August 17, 2015*	August 19, 2015*	April 17, 2017	April 19, 2017	December 17, 2018	December 19, 2018
September 15, 2015*	September 17, 2015*	May 15, 2017	May 17, 2017	January 15, 2019	January 17, 2019
October 15, 2015*	October 19, 2015*	June 15, 2017	June 19, 2017	February 15, 2019	February 20, 2019
November 16, 2015*	November 18, 2015*	July 17, 2017	July 19, 2017	March 15, 2019	March 19, 2019
December 15, 2015*	December 17, 2015*	August 15, 2017	August 17, 2017	April 15, 2019	April 17, 2019
January 15, 2016*	January 20, 2016*	September 15, 2017	September 19, 2017	May 15, 2019	May 17, 2019
February 16, 2016*	February 18, 2016*	October 16, 2017	October 18, 2017	June 17, 2019	June 19, 2019
March 15, 2016*	March 17, 2016*	November 15, 2017	November 17, 2017	July 15, 2019	July 17, 2019
April 15, 2016*	April 19, 2016*	December 15, 2017	December 19, 2017	August 15, 2019	August 19, 2019
May 16, 2016	May 18, 2016	January 16, 2018	January 18, 2018	September 16, 2019	September 18, 2019
June 15, 2016	June 17, 2016	February 15, 2018	February 20, 2018	October 15, 2019	October 17, 2019
July 15, 2016	July 19, 2016	March 15, 2018	March 19, 2018	November 15, 2019	November 19, 2019
August 15, 2016	August 17, 2016	April 16, 2018	April 18, 2018	December 16, 2019	December 18, 2019
September 15, 2016	September 19, 2016	May 15, 2018	May 17, 2018	January 15, 2020	January 17, 2020
October 17, 2016	October 19, 2016	June 15, 2018	June 19, 2018	February 18, 2020	February 20, 2020
November 15, 2016	November 17, 2016	July 16, 2018	July 18, 2018	March 16, 2020	March 18, 2020
December 15, 2016	December 19, 2016	August 15, 2018	August 17, 2018	April 15, 2020	April 17, 2020
January 17, 2017	January 19, 2017	September 17, 2018	September 19, 2018	May 15, 2020	May 21, 2020

*	The Securities are not callable until the twelfth Observation Date, which is May 16, 2016.

(1)	Each subject to postponement as described in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”

(2)
Each subject to the modified following business day convention and subject to postponement as described in the accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”

(3)
Contingent Coupons will be payable to the holders of record at the close of business on the business day immediately preceding the applicable Coupon Payment Date, provided that the Contingent Coupon payable upon Automatic Call or at maturity, as applicable, will be payable to the person to whom the principal amount upon Automatic Call or the Payment at Maturity, is payable.

Key Risks

An investment in the offering of the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlyings. Some of the risks that apply to the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦
You may receive less than the principal amount at maturity — You may receive less at maturity than you originally invested in the Securities. If the Final Level is less than the Trigger Level, you will be fully exposed to any depreciation in the applicable Underlying and will incur a loss proportionate to the Underlying Return of the Underlying. In this case, at maturity, the amount Credit Suisse will pay you will be less than the principal amount of the Securities and you could lose your entire investment. It is not possible to predict whether a Trigger Event will occur, and in the event that there is a Trigger Event, by how much the Final Level will decrease in comparison to the Initial Level. Any payment on the Securities is subject to our ability to pay our obligations as they become due.

♦
The Securities are subject to the credit risk of Credit Suisse — Investors are dependent on our ability to pay all amounts due on the Securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the Securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the Securities prior to maturity.

♦
The Securities will not pay more than the principal amount, plus any Contingent Coupons payable by  maturity or upon Automatic Call — The return potential on the Securities is limited to the Contingent Coupon Rate regardless of the potential appreciation of the applicable Underlying. Therefore, the Securities do not provide for a return greater than the principal amount, plus any Contingent Coupons received up to maturity or upon Automatic Call. Even if the Final Level is greater than the Initial Level, you will not participate in the appreciation of the applicable Underlying despite the potential for full downside exposure to the Underlying at maturity.  The actual return on the Securities will depend on the number of Observation Dates on which the requirements for the Contingent Coupon are met and the amount payable per Security may be less than the amount payable on a traditional debt security that pays interest at prevailing market rates or an investment that allows for participation in any appreciation of the applicable Underlying.

♦
The Securities are subject to a potential Automatic Call prior to maturity, which would limit your opportunity to accrue Contingent Coupons over the full term of the Securities — If on any Observation Date after one year the closing level of the applicable Underlying is equal to or greater than the Initial Level, the Securities will be called and you will be entitled to receive a cash payment equal to the principal amount of the Securities you hold plus the Contingent Coupon payable on that Coupon Payment Date, and no further payments will be made in respect of the Securities. If the Securities are called prior to maturity, you will lose the opportunity to continue to accrue and be paid Contingent Coupons from the date of Automatic Call to the scheduled Maturity Date and you may be unable to invest in other Securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the Securities.

♦
You may not receive any Contingent Coupons — Credit Suisse will not necessarily make periodic coupon payments on the Securities. If on an Observation Date the closing level of the applicable Underlying is less than the Coupon Barrier, Credit Suisse will not pay you the Contingent Coupon applicable to such Observation Date. If on each of the Observation Dates the closing level of the applicable Underlying is less than the Coupon Barrier, Credit Suisse will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦
Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlyings reflects a higher expectation as of the Trade Date that the level of the applicable Underlying could close below the Trigger Level on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for that Security. However, while the Contingent Coupon Rate will be a fixed amount, the volatility of the applicable Underlying can change significantly over the term of the Securities. The level of the applicable Underlying for your Securities could fall sharply, which could result in a significant loss of principal.

♦
No affiliation with any Reference Share Issuer — We are not affiliated with any Reference Share Issuer. You should make your own investigation into each Underlying and each Reference Share Issuer. In connection with the offering of the Securities, neither we nor our affiliates have participated in the preparation of any publicly available documents or made any due diligence inquiry with respect to the Reference Share Issuer.

♦
Hedging and trading in the Underlyings— While the Securities are outstanding, we or any of our affiliates may carry out hedging activities related to the Securities, including in the Underlyings or instruments related to the Underlyings. We or our affiliates may also trade in the Underlyings or instruments related to the Underlyings from time to time. Any of these hedging or trading activities as of the Trade Date and during the term of the Securities could adversely affect our payment to you at maturity.

♦
Single stock risk — Each Security is linked to the equity securities of a single Underlying. The level of each such Underlying can rise or fall sharply due to factors specific to such Underlying and its Reference Share Issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by each Reference Share Issuer with the SEC.

♦
The estimated value of the Securities on the Trade Date may be less than the Price to Public — The initial estimated value of your Securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) may be significantly less than the original Price to Public. The Price to Public of the Securities includes the agent’s discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the Securities and the cost of hedging our risks as issuer of the Securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the Securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the Securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the Securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. Our option valuation models are proprietary. They take into account factors such as interest rates, volatility and time to maturity of the Securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

♦
Effect of interest rate used in structuring the Securities — The internal funding rate we use in structuring notes such as these Securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”).  If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the Securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the Securities. We will also use our internal funding rate to determine the price of the Securities if we post a bid to repurchase your Securities in secondary market transactions. See “—Secondary Market Prices” below.

♦
Secondary market prices  — If Credit Suisse (or an affiliate) bids for your Securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the Securities on the Trade Date. The estimated value of the Securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the Securities in the secondary market (if any exists) at any time. The secondary market price of your Securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness.  In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your

Securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the Securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your Securities will be lower than the Price to Public because it will not include the agent’s discounts or commissions and hedging and other transaction costs. If you sell your Securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your Securities may be lower than the price at which we may repurchase the Securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the Securities from you at a price that will exceed the then-current estimated value of the Securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately 12 months.

The Securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your Securities to maturity.

♦
Credit Suisse is subject to Swiss regulation — As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the Securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the Securities.

♦
Lack of liquidity — The Securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the Securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities when you wish to do so. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the Securities. If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss. The full repayment of principal is contingent upon an Automatic Call or, if the Securities are not called, a Trigger Event not occurring. Because a Trigger Event is determined by observing the Trigger Level only on the Final Valuation Date, if you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss even if the level of the applicable Underlying is above the Trigger Level at that time.

♦
Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the Securities. Further, hedging activities may adversely affect any payment on or the value of the Securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the Securities, which creates an additional incentive to sell the Securities to you. We and/or our affiliates may also currently or from time to time engage in business with the Reference Share Issuer, including extending loans to, or making equity investments in, the Reference Share Issuer or providing advisory services to the Reference Share Issuer. In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Share Issuer and these reports may or may not recommend that investors buy or hold the Underlyings. As a prospective purchaser of the Securities, you should undertake an independent investigation of the Reference Share Issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the Securities.

♦
Unpredictable economic and market factors will affect the value of the Securities — In addition to the level of the applicable Underlying, the value of the Securities may be influenced by factors such as:

o	the expected and actual volatility of the applicable Underlying;

o	the time to maturity of the Securities;

o	the Automatic Call feature, which would limit the value of the Securities;

o	interest and yield rates in the market generally;

o
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Underlyings or markets generally and which may affect the levels of the applicable Underlying; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your Securities prior to maturity, and such price could be less than your initial investment and significantly different than the amount expected at maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

♦
No ownership rights in the Underlyings — Your return on the Securities will not reflect the return you would realize if you actually owned the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return based on a purchase of the applicable Underlying.

♦
No dividend payments or voting rights — As a holder of the Securities, you will not have any ownership interest or rights in the Underlyings, such as voting rights or dividend payments. In addition, the issuer of the applicable Underlying will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the applicable Underlying and therefore, the value of the Securities.

♦
Anti-dilution protection is limited — The calculation agent will make anti-dilution adjustments for certain events affecting the Underlyings. However, an adjustment will not be required in response to all events that could affect the Underlyings. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the Securities may be materially and adversely affected. See “Description of the Securities—Adjustments—For equity securities of a Reference Share Issuer” in the accompanying product supplement.

Hypothetical Examples of How the Securities Might Perform

The examples below illustrate the payment of Contingent Coupons (if any) and payments upon Automatic Call (if any) or at maturity for a hypothetical offering of the Securities linked to a hypothetical Underlying under various scenarios, with the assumptions set forth below (the actual terms for each of the Securities offerings will be determined on the Trade Date).  Numbers in the examples and table below have been rounded for ease of analysis.  The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payment on the Securities per $10.00 principal amount to the $10.00 Price to Public.  You should not take these examples or the table below as an indication or assurance of the expected performance of the applicable Underlying. You should consider carefully whether the Securities are suitable to your investment goals. Any payment on the Securities is subject to our ability to pay our obligations as they become due.

Principal Amount:	$10.00
Term:	Approximately 5 years
Hypothetical Contingent Coupon Rate:	7.00% per annum (or 0.5833% per month)
Hypothetical Contingent Coupon:	$0.0583 per month
Observation Dates:	Monthly (callable after 1 year)
Hypothetical Initial Level:	$60.00
Hypothetical Coupon Barrier:	$48.90 (81.50% of the Hypothetical Initial Level)
Hypothetical Trigger Level:	$48.90 (81.50% of the Hypothetical Initial Level)

Example 1 — Securities are called on the Twelfth Observation Date
Date	Closing Level	Payment (per Security)
First Observation Date	$50.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on first Coupon Payment Date.
Second Observation Date	$55.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on second Coupon Payment Date.
Third Observation Date	$60.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on third Coupon Payment Date.
Fourth through Eleventh Observation Dates	Various (all at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on the fourth through eleventh Coupon Payment Dates.
Twelfth Observation Date	$65.00 (at or above Initial Level and Coupon Barrier)	Securities called; holder entitled to principal plus Contingent Coupon payment of $0.0583 on Automatic Call Date.
	Total Payment (per $10.00 Security)	$10.7000 (7.0000% total return)

Because the closing level of the Underlying is equal to or greater than the applicable Initial Level on the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are called on the twelfth Observation Date, and on the Automatic Call Date Credit Suisse will pay you a total of $10.0583 per $10.00 principal amount (reflecting your principal amount plus the applicable Contingent Coupon). When added to the Contingent Coupon payments of $0.6417 received on the prior Coupon Payment Dates, you will have received a total of $10.7000 per $10.00 principal amount, a 7.0000% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are NOT called and a Trigger Event does not occur and the Final Level is at or above the Coupon Barrier on the Final Valuation Date
Date	Closing Level	Payment (per Security)
First Observation Date	$55.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on first Coupon Payment Date.
Second Observation Date	$50.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on second Coupon Payment Date.
Third through Fifty-ninth Observation Dates	Various (all below Coupon Barrier)	Securities NOT callable; Issuer DOES NOT pay Contingent Coupon payment on any Coupon Payment Date immediately following the third through fifty-ninth Observation Date.
Final Valuation Date	$55.00 (at or above Coupon Barrier and Trigger Level; below Initial Level)	Securities NOT callable; holder is entitled to receive principal plus Contingent Coupon payment of $0.0583 on Maturity Date.
	Total Payment (per $10.00 Security)	$10.1750 (1.7500% total return)

Because the closing level of the Underlying was less than the Initial Level on each Observation Date on and after the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not called.  Because the Final Level is equal to or greater than the Trigger Level and Coupon Barrier, at maturity, Credit Suisse will pay you $10.0583 per $10.00 principal amount, which is equal to your principal amount plus the Contingent Coupon payment due on the Final Valuation Date.

In addition, because the closing level of the Underlying was equal to or greater than the Coupon Barrier on the first and second Observation Dates, you will be entitled to receive Contingent Coupon payments of $0.0583 on each of the related Coupon Payment Dates.  However, because the closing level of the Underlying was less than the Coupon Barrier on the third through fifty-ninth Observation Dates, you will not be entitled to receive any Contingent Coupon payments on the corresponding Coupon Payment Dates. When added to the Contingent Coupon payments of $0.1167 received on the prior Coupon Payment Dates, you will have received a total of $10.1750 per $10.00 principal amount, a 1.7500% total return on the Securities.

Example 3 — Securities are NOT called and a Trigger Event occurs
Date	Closing Level	Payment (per Security)
First Observation Date	$50.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on first Coupon Payment Date.
Second Observation Date	$55.00 (at or above Coupon Barrier)	Securities NOT callable; Contingent Coupon payment equals $0.0583 on second Coupon Payment Date.
Third through Fifty-ninth Observation Dates	Various (all below Coupon Barrier)	Securities NOT callable; Issuer DOES NOT pay Contingent Coupon payment on any Coupon Payment Date immediately following the third through the fifty-ninth Observation Dates.
Final Valuation Date	$24.00 (below Trigger Level and Coupon Barrier)
Securities NOT callable; Issuer DOES NOT pay Contingent Coupon payment on Maturity Date, and holder will be entitled to receive less than the principal amount resulting in a loss proportionate to the depreciation of the Reference Shares.

	Total Payment (per $10.00 Security)	$4.1167 (58.8333% loss)

Because the closing level of the Underlying is less than the Initial Level on each Observation Date on and after the twelfth Observation Date (which is approximately 1 year after the Trade Date and is the first Observation Date on which the Securities are callable), the Securities are not called.  Because the Final Level is less than the Trigger Level, a Trigger Event occurs, thus at maturity, Credit Suisse will pay you $4.00 per $10.00 principal amount, calculated as follows:

The Underlying Return of the Underlying will equal:

Final Level – Initial Level
Initial Level

= −0.60

The Payment at Maturity= principal amount of the Securities × (1 + Underlying Return of the Underlying)

= $10 × (1 – 0.60) = $4

In addition, because the closing level of the Underlying was equal to or greater than the Coupon Barrier on the first and second Observation Dates, Credit Suisse will pay you a Contingent Coupon payment of $0.0583 on each of the related Coupon Payment Dates.  However, because the closing level of the Underlying was less than the Coupon Barrier on the third through sixtieth Observation Dates, (including the Final Valuation Date), the Issuer will not pay any Contingent Coupon payment on the corresponding Coupon Payment Dates (including the Maturity Date). When added to the Contingent Coupon payments of $0.1167 received on the prior Coupon Payment Dates, you will have received a total of $4.1167 per $10.00 principal amount, a 58.8333% total loss on the Securities.

Hypothetical Payment at Maturity excluding any Contingent Coupon payments

The table below assumes a Trigger Level of 81.50% of the Initial Level and that the Securities are not called prior to the Final Valuation Date. It illustrates, for a $10.00 investment in the Securities, hypothetical Payments at Maturity for a hypothetical range of Underlying Returns of the applicable Underlying, excluding Contingent Coupon payments, if any. If the Securities are not called, a Trigger Event does not occur, and the Final Level is equal to or greater than the Coupon Barrier, on the Maturity Date Credit Suisse will pay you a cash payment per Security equal to $10.00 plus the contingent coupon payable. You should consider carefully whether the Securities are suitable to your investment goals. Any payment on the Securities is subject to our ability to pay our obligations as they become due. The numbers appearing in the tables and examples below have been rounded for ease of analysis.

Percentage Change from the Initial Level to the Final Level	Underlying Return of the applicable Underlying	Payment at Maturity (excluding Contingent Coupon payments, if any)
100.00%	N/A	$10.00
90.00%	N/A	$10.00
80.00%	N/A	$10.00
70.00%	N/A	$10.00
60.00%	N/A	$10.00
50.00%	N/A	$10.00
40.00%	N/A	$10.00
30.00%	N/A	$10.00
20.00%	N/A	$10.00
10.00%	N/A	$10.00
0.00%	0.00%	$10.00
−10.00%	−10.00%	$10.00
−18.50%	−18.50%	$10.00
−18.51%	−18.51%	$8.15
−20.00%	−20.00%	$8.00
−30.00%	−30.00%	$7.00
−40.00%	−40.00%	$6.00
−50.00%	−50.00%	$5.00
−60.00%	−60.00%	$4.00
−70.00%	−70.00%	$3.00
−80.00%	−80.00%	$2.00
−90.00%	−90.00%	$1.00
−100.00%	−100.00%	$0.00

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the Securities may be used in connection with hedging our obligations under the Securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the Securities (including on any Observation Date) could adversely affect the value of the applicable Underlying and, as a result, could decrease the amount you may receive on the Securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

The Underlyings

Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Reference Share Issuers pursuant to the Exchange Act can be located by reference to the SEC file number provided below.

According to its publicly available filings with the SEC, ArcelorMittal owns and operates steel manufacturing and mining facilities in Europe, North and South America, Asia and Africa. The ordinary shares of ArcelorMittal are listed on the New York Stock Exchange. ArcelorMittal’s SEC file number is 001-35788 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Merck & Co., Inc. is a health care company that delivers health solutions through its prescription medicines, vaccines, biologic therapies and animal health products, which it markets directly and through its joint ventures. The common stock of Merck & Co., Inc., par value $0.50 per share, is listed on the New York Stock Exchange. Merck & Co., Inc.’s SEC file number is 1-6571 and can be accessed through www.sec.gov.

According to its publicly available filings with the SEC, Best Buy Co., Inc. is a provider of technology products, services and solutions. The common stock of Best Buy Co., Inc., par value $0.10 per share, is listed on the New York Stock Exchange. Best Buy Co., Inc.’s SEC file number is 1-9595 and can be accessed through www.sec.gov.

This pricing supplement relates only to the Securities offered hereby and does not relate to the Underlyings or other securities of the Reference Share Issuers. We have derived all disclosures contained in this pricing supplement regarding the Underlyings and the Reference Share Issuers from the publicly available documents described in the preceding paragraph. In connection with the offering of the Securities, neither we nor our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the Reference Share Issuers.

Historical Information

The following graphs set forth the historical performance of each Underlying based on the closing levels of such Underlyings from January 2, 2008 through May 11, 2015. The closing level of ArcelorMittal on May 11, 2015 was $10.57. The closing level of Merck & Co., Inc. on May 11, 2015 was $60.00. The closing level of Best Buy Co., Inc. on May 11, 2015 was $36.97. We obtained the historical information below from Bloomberg, without independent verification.

You should not take the historical levels of the Underlyings as an indication of future performance of the Underlyings or the Securities. Any historical trend in the level of the Underlyings during any period set forth below is not an indication that the level of the Underlyings is more or less likely to increase or decrease at any time over the term of the Securities.

For additional information on ArcelorMittal, Merck & Co., Inc. and Best Buy Co., Inc., see “The Underlyings” herein.

Material U.S. Federal Income Tax Considerations

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material United States Federal Income Tax Considerations” beginning on page PS-51 of the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor.

For the Securities linked to the ordinary shares of ArcelorMittal, the following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of the notes or securities with terms that are substantially the same as those of your securities.  Thus, the characterization of the securities is not certain.  Due to the terms of the securities and the uncertainty of the tax law with respect to the characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, is unable to opine on the characterization of the securities for U.S. federal income tax purposes, but believes that it is reasonable to treat the securities as prepaid financial contracts with respect to the Underlying that are eligible for open transaction treatment in part.  In the absence of an administrative or judicial ruling to the contrary, we intend to treat the securities and, by acceptance of the securities, you agree to treat the securities for all tax purposes in accordance with such characterization.  The possible alternative characterizations and risks to investors of such characterizations are discussed below.  In light of the fact that we agree to treat the securities as prepaid financial contracts, the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below.  For example, the IRS might characterize a security as a notional principal contract (an “NPC”).  In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate income regardless of an investor’s usual method of tax accounting.  Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature.  Deductions for NPC payments may be limited in certain cases.  Certain payments under an NPC may be treated as U.S. source income.  The IRS might successfully assert that one or more of the underlying is a passive foreign investment company (“PFIC”) and that the constructive ownership transaction rules of Code section 1260 apply.  See “Constructive Ownership Transaction and Passive Foreign Investment Company Rules” below.  The IRS might also seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  If the underlying shares are a non-U.S. company, including ADSs, the IRS could also characterize your note as an option on a PFIC.  If the securities have a term of one year or less, it is also possible that the IRS would assert that the securities constitute short-term debt obligations.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  If the securities have a term of more than one year, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities (the comparable yield).  The characterization of the securities as contingent payment debt instruments under these rules is likely to be adverse.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, a U.S. Holder will treat any coupon payment received in respect of a security as ordinary income includible in such U.S. Holder’s income in accordance with the U.S. Holder’s method of accounting.  Treatment of receipt of the redemption amount is subject to the discussion below under “Constructive Ownership Transaction and Passive Foreign Investment Company Rules.”  If the securities provides for the payment of the redemption amount in cash based on the return of the Underlying, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time.  For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at maturity.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  If the security provides for the payment of the redemption amount in physical shares or units of the Underlying, the U.S. Holder should not recognize any gain or loss with respect to the securities (other than with respect to cash received in lieu of fractional shares or units, as described below).  A U.S.

Holder will have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the securities (generally its cost).  A U.S. Holder’s holding period for any physical shares or units received will start on the day after the delivery of the physical shares or units.  A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost).  For securities with a term of more than one year (and subject to the discussion below under “Constructive Ownership Transaction and Passive Foreign Investment Company Rules”), such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  It is possible that a portion of the amount realized from the sale or taxable disposition of the securities prior to the payment date attributable to an expected coupon could be treated as ordinary income.  You should consult your tax advisor regarding this possibility and the consequences of such treatment to you.

Constructive Ownership Transaction and Passive Foreign Investment Company Rules

All or a portion of gain arising from certain “constructive ownership transactions” may be recharacterized as ordinary income, and certain interest charges may be imposed with respect to any such recharacterized income. These rules by their terms may apply to any gain derived from the securities if the securities reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260, which includes shares in an exchange traded fund or a PFIC.  If the term of the securities is one year or greater and the underlying includes an equity interest in a non-U.S. company, including ADSs, the IRS might assert that one or more underlying is a PFIC and that the constructive ownership transaction rules of Code section 1260 apply.

If the securities are treated as a constructive ownership transaction, any gain therefrom that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” will be treated as ordinary income, and an interest charge will apply as if such income had accrued for tax purposes at a constant yield over the term of the securities.  There is a presumption that all of the gain realized that otherwise would have been long-term capital gain is subject to recharacterization as ordinary income and an interest charge, unless the contrary is demonstrated by clear and convincing evidence.  Accordingly, any gain a U.S. Holder realizes from the sale, exchange or redemption of its securities in excess of the amount of long-term capital gain that it can establish that it would have realized had it (1) invested in the underlying (rather than the securities) on the issue date of the securities, and (2) sold the underlying on the date of sale, exchange or redemption of the securities, could be recharacterized as ordinary income and subject to an interest charge, as described above.

Code section 1260 also provides that the U.S. Department of the Treasury is to issue regulations that would exclude from the scope of Code section 1260 certain forward contracts that do not convey “substantially all of the economic return” with respect to the applicable reference asset, which in the case of the securities would be all or a portion of the underlying.  However, no such regulations have been issued despite the fact that Code section 1260 was enacted in 1999, and there can be no assurance that any regulations that may be issued would apply to securities that are issued before such regulations.  Thus, although we believe that the securities should not be considered to convey substantially all the economic return with respect to the underlying, in the absence of regulations, there can be no assurance that the securities would not be so considered or that Code section 1260 would not otherwise apply to the securities.

Additionally, if the securities provide for the payment of the redemption amount in physical shares or units of the underlying and such physical shares or units constitute an ownership interest in a PFIC, U.S. Holders generally would be subject to adverse U.S. federal income tax consequences if physical shares or units are received.   If the physical shares or units received were to constitute an ownership interest in a PFIC, a U.S. Holder would be required to (1) allocate the amount of any “excess distribution” in respect of the PFIC (including any gain realized from the disposition of an interest in the PFIC) ratably to each day in its holding period for the physical shares or units (which, as noted above, would begin on the day after delivery of the physical shares or units), (2) pay tax on the excess distribution at the maximum tax rate in effect for each taxable year to which the excess distribution is allocable, and (3) pay additional tax equal to interest accruing (at the rate charged for underpayments of U.S. federal tax) on the tax determined under (2) above, accruing from (a) the beginning of the due date (without regard to extensions) for the filing of tax returns for the taxable years to which the excess distribution is allocated under (1) above, to (b) the due date for the taxable year in which the excess distribution occurred.  Also, if the physical shares or units received were treated as an ownership interest in a PFIC, an individual U.S. Holder would not get a step-up in tax basis to the fair market value upon the holder’s death.  A U.S. Holder would also be required to file IRS Form 8621 for each year in which the U.S. Holder (i) recognizes gain on the direct or indirect disposition of the physical shares, (ii) receives certain direct or indirect distributions from us, or (iii) makes any of certain reportable elections (including a mark-to-market election).  In addition, each U.S. Holder who is a shareholder of a PFIC is required to file an annual report containing such information as the IRS may require.  This requirement is in addition to other reporting requirements applicable to ownership in a PFIC.  Additionally, in the event a U.S. Holder does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such form is filed.

You should consult with your tax advisors regarding the possible application of the constructive ownership transaction and PFIC rules to the securities.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  To avoid becoming subject to the 30% withholding tax on payments to them, we and other foreign financial institutions may be required to report information to the IRS regarding the holders of the securities and, in the case of holders who (i) fail to provide the relevant information, (ii) are foreign financial institutions who have not agreed to comply with these information reporting requirements, or (iii) hold the securities directly or indirectly through such non-compliant foreign financial institutions, we may be required to withhold on a portion of payments under the securities. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  If payments on the securities are determined to be from sources within the United States, we will treat such payments as withholdable payments for these purposes.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial

United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).  Thus, if you hold your securities through a foreign financial institution or foreign entity, a portion of any of your payments may be subject to 30% withholding.

Non-U.S. Holders Generally

The U.S. federal income tax treatment of the coupon payments is unclear.  Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to withhold any tax on any coupon payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities, provided that such Non-U.S. Holder complies with applicable certification requirements.  However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payment of the redemption amount by us in respect to the securities (except to the extent of the coupons) to a Non-U.S. Holder that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

A Non-U.S. Holder who owns directly, indirectly or constructively, shares of any of the underlying that are considered to be a “United States real property interest” as defined in Treasury Regulations section 1.897-1(c) (a “USRPI”), or other interests having a return based on the appreciation in the value of, or in the gross or net proceeds or profits generated by, such underlying, may be subject to tax on the sale or exchange of the securities if such Non-U.S. Holder owns more than 5% of the shares of such underlying when considering the shares or interests of such underlying that are directly, indirectly or constructively owned by such Non-U.S. Holder.  Ownership of the securities may also impact the taxation of such other shares or interests.

Each Non-US Holder, in connection with acquiring the securities, is deemed to represent that it does not own, and will not own, more than 5% of the of the shares of each of the underlying that is considered to be a USRPI, either directly, indirectly or constructively.  We and any withholding agent will rely on the accuracy of this representation.  For purposes of this discussion, any interest other than solely as a creditor within the meaning of Treasury Regulations Section 1.897-1(d) shall be treated as ownership of shares of the underlying.

Non-U.S. Holders should consult their own tax advisors on the impact of other shares or interests in the underlying, the impact of ownership of the securities on such other shares or interests, and the consequences of making the representation in the preceding paragraph.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a “specified equity-linked instrument” (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement.  For payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  For payments made after December 31, 2015, a specified ELI is any ELI issued on or after 90 days after the date the proposed regulations are finalized that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to securities that are linked to certain indices or baskets.  The proposed regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security.

We will treat any portion of a payment or deemed payment on the securities (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.  Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities).  These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect.  You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity.  Additionally, for tax years beginning after December 12, 2014, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011, but have not yet been adopted as final regulations.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Pursuant to an IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Penalties apply to any failure to file IRS Form 8938.  In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed.  You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

For the Securities linked to the common stock of Merck & Co., Inc. and for the Securities linked to the common stock of Best Buy Co., Inc., the following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds the securities as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities.  Thus, the characterization of the securities is not certain.  Due to the terms of the securities and the uncertainty of the tax law with respect to the characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, is unable to opine on the characterization of the securities for U.S. federal income tax purposes, but believes that it is reasonable to treat the securities as prepaid financial contracts with respect to the Underlyings that are eligible for open transaction treatment in part.  In the absence of an administrative or judicial ruling to the contrary, we intend to treat the securities and, by acceptance of the securities, you agree to treat the securities for all tax purposes in accordance with such characterization.  The possible alternative characterizations and risks to investors of such characterizations are discussed below.  In light of the fact that we agree to treat the securities as prepaid financial contracts, the balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described below.  For example, the IRS might characterize a security as a notional principal contract (an “NPC”).  In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate income regardless of an investor’s usual method of tax accounting.  Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature.  Deductions for NPC payments may be limited in certain cases.  Certain payments under an NPC may be treated as U.S. source income.  The IRS could also seek to characterize your securities as options, and thus as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  If the securities have a term of one year or less, it is also possible that the IRS would assert that the securities constitute short-term debt obligations.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  If the securities have a term of more than one year, the IRS might assert that the securities constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities (the comparable yield).  The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as debt instruments.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the securities.

In accordance with the agreed-upon tax treatment described above, a U.S. Holder will treat any coupon payment received in respect of a security as ordinary income includible in such U.S. Holder’s income in accordance with the U.S. Holder’s method of accounting.  If the security provides for the payment of the redemption amount in cash based on the return of the Underlyings, upon receipt of the redemption amount of the securities from us, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received from us and the U.S. Holder’s tax basis in the security at that time.  For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at maturity.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  If the security provides for the payment of the redemption amount in physical shares or units of the Underlyings, the U.S. Holder should not recognize any gain or loss with respect to the security (other than with respect to cash received in lieu of fractional shares or units, as described below).  A U.S. Holder should have a tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to its tax basis in the security (generally its cost).  A U.S. Holder’s holding period for any physical shares or units received should start on the day after the delivery of the physical shares or units.  A U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the physical shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Upon the sale or other taxable disposition of a security, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the U.S. Holder’s tax basis in the security (generally its cost).  For securities with a term of more than one year, such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of disposition.  For securities with a term of one year or less, such gain or loss will be short-term capital gain or loss.  It is possible that a portion of the amount realized from the sale or taxable disposition of the securities prior to the payment date attributable to an expected coupon could be treated as ordinary income.  You should consult your tax advisor regarding this possibility and the consequences of such treatment to you.

Medicare Tax

Certain U.S. Holders that are individuals, estates, and trusts must pay a 3.8% tax (the “Medicare Tax”) on the lesser of the U.S. person’s (1) “net investment income” or “undistributed net investment income” in the case of an estate or trust and (2) the excess of modified adjusted gross income over a certain specified threshold for the taxable year.  “Net investment income” generally includes income from interest, dividends, and net gains from the disposition of property (such as the securities) unless such income or net gains are derived in the ordinary course of a trade or business (other than a trade or business that is a passive activity with respect to the taxpayer or a trade or business of trading in financial instruments or commodities).  Net investment income may be reduced by allowable deductions properly allocable to such gross income or net gain.  Any interest earned or deemed earned on the securities and any gain on sale or other taxable disposition of the securities will be subject to the Medicare Tax.  If you are an individual, estate, or trust, you are urged to consult with your tax advisor regarding application of the Medicare Tax to your income and gains in respect of your investment in the securities.

Securities Held Through Foreign Entities

Under certain provisions of the “Hiring Incentives to Restore Employment Act,” generally referred to as “FATCA,” and recently finalized regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to “foreign financial institutions” (as defined in the regulations or an applicable intergovernmental agreement) (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  The term “withholdable payments” generally includes (1) payments of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” means any withholdable payment and any foreign passthru payment.  FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.

Withholding under FATCA will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.

Pursuant to the recently finalized regulations described above and IRS Notice 2013-43, and subject to the exceptions described below, FATCA’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after June 30, 2014 (other than certain payments made with respect to a “preexisting obligation,” as defined in the regulations); (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016; and (iii) foreign passthru payments made after the later of December 31, 2016, or the date that final regulations defining the term ”foreign passthru payment” are published.  Notwithstanding the foregoing, the provisions of FATCA discussed above generally will not apply to (a) any obligation (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that is outstanding on July 1, 2014 (a “grandfathered obligation”); (b) any obligation that produces withholdable payments solely because the obligation is treated as giving rise to a dividend equivalent pursuant to Code section 871(m) and the regulations thereunder that is outstanding at any point prior to six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents; and (c) any agreement requiring a secured party to make payments with respect to collateral securing one or more grandfathered obligations (even if the collateral is not itself a grandfathered obligation).

Non-U.S. Holders Generally

The U.S. federal income tax treatment of the coupon payments is unclear.  Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” we currently do not intend to withhold any tax on any coupon payments made to a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) and that has no connection with the United States other than holding its securities, provided that such Non-U.S. Holder complies with applicable certification requirements.  However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding.

Except as provided under “Securities Held Through Foreign Entities” and “Substitute Dividend and Dividend Equivalent Payments,” payment of the redemption amount by us in respect to the securities (except to the extent of the coupons) to a Non-U.S. Holder that has no connection with the United States other than holding its securities will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Code and regulations thereunder treat a “dividend equivalent” payment as a dividend from sources within the United States.  Unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” (a “specified NPC”) that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  For payments made before January 1, 2016, the regulations provide that a specified NPC is any NPC if (a) in connection with entering into the contract, any long party to the contract transfers the underlying security to any short party to the contract, (b) in connection with the termination of the contract, any short party to the contract transfers the underlying security to any long party to the contract, (c) the underlying security is not readily tradable on an established securities market, or (d) in connection with entering into the contract, the underlying security is posted as collateral by any short party to the contract with any long party to the contract.

Proposed  regulations provide that a dividend equivalent is (i) any payment of a substitute dividend made pursuant to a securities lending or sale-repurchase transaction that references the payment of a dividend from an underlying security, (ii) any payment made pursuant to a specified NPC that references the payment of a dividend from an underlying security, (iii) any payment made pursuant to a specified equity-linked instrument (a “specified ELI”) that references the payment of a dividend from an underlying security, or (iv) any other substantially similar payment.  An underlying security is any interest in an entity taxable as a domestic corporation if a payment with respect to that interest could give rise to a U.S. source dividend. An ELI is a financial instrument (other than a securities lending or sale-repurchase transaction or an NPC) or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, debt instrument, or other contractual arrangement.  For payments made after December 31, 2015, a specified NPC is any NPC that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  For payments made after December 31, 2015, a specified ELI is any ELI issued on or after 90 days after the date the proposed regulations are finalized that has a delta of 0.70 or greater with respect to an underlying security at the time of acquisition.  The delta of an NPC or ELI is the ratio of the change in the fair market value of the contract to the change in the fair market value of the property referenced by the contract.  If an NPC or ELI references more than one underlying security, a separate delta must be determined with respect to each underlying security without taking into account any other underlying security or other property or liability.  If an NPC (or ELI) references more than one underlying security, the NPC (or ELI) is a specified NPC (or specified ELI) only with respect to underlying securities for which the NPC (or ELI) has a delta of 0.70 or greater at the time that the long party acquires the NPC (or ELI).  The proposed regulations provide an exception for qualified indices that satisfy certain criteria; however, it is not entirely clear how the proposed regulations will apply to securities that are linked to certain indices or baskets.  The proposed regulations provide that a payment includes a dividend equivalent payment whether there is an explicit or implicit reference to a dividend with respect to the underlying security.

We will treat any portion of a payment or deemed payment on the securities (including, if appropriate, the payment of the purchase price) that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  If withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.  The proposed regulations are extremely complex.  Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them of these proposed regulations and whether payments or deemed payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

A security may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the security at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice and Proposed Legislation on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.  Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark to market affected financial instruments (potentially including the securities).  These or other potential changes in law could adversely affect the tax treatment of the securities and may be applied with retroactive effect.  You are urged to consult your tax advisor regarding how any such potential changes in law could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Code and regulations thereunder generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  Specified foreign financial assets include, with some limited exceptions, any financial account maintained at a foreign financial institution and any debt or equity interest in a foreign financial institution, including a financial institution organized under the laws of a U.S. possession, and any of the following that are held for investment and not held in an account maintained by a financial institution: (1) any stock or security issued by person other than a U.S. person (including a person organized in a U.S. possession), (2) any financial instrument or contract that has an issuer or counterparty that is other than a U.S. person (including a person organized in a U.S. possession), and (3) any interest in a foreign entity.  Additionally, for tax years beginning after December 12, 2014, the regulations provide that specified foreign financial assets include certain retirement and pension accounts and non-retirement savings accounts.

Proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011, but have not yet been adopted as final regulations.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Pursuant to an IRS Notice, reporting by domestic entities of interests in specified foreign financial assets will not be required before the date specified by final regulations, which will not be earlier than taxable years beginning after December 31, 2012.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Penalties apply to any failure to file IRS Form 8938.  In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed.  You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

Supplemental Plan of Distribution

Under the terms of a distribution agreement with UBS Financial Services Inc., dated as of March 12, 2014, UBS Financial Services Inc. will act as distributor for the securities. The distributor will receive a fee from Credit Suisse or one of our affiliates of $0.25 per $10.00 principal amount of Securities for each offering of the Securities and will forgo fees for sales to fiduciary accounts. For additional information, see “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

We expect to deliver the Securities against payment for the Securities on the Settlement Date indicated herein, which may be a date that is greater or less than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the Securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.